Date:	August 1, 2013
Contact:	Gregory P. Sargen
Executive Vice President & CFO
Phone:	201-804-3055
Email:	gregory.sargen@cambrex.com
Release:	Immediate

CAMBREX REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

- Company confirms full year sales and profit guidance, expects strong second half -

-  Company to host conference call at 8:30 a.m. ET on August 1, 2013 -

East Rutherford, NJ – August 1, 2013 – Cambrex Corporation (NYSE: CBM) reports results for the second quarter ended June 30, 2013.

Highlights

-	Second quarter sales decreased to $61.6 million from $77.1 million in the second quarter of 2012.

-	Second quarter EBITDA decreased to $11.4 million compared to $19.2 million in the second quarter of 2012 (see table at the end of this release).

-	Debt, net of cash was $67.5 million at the end of the second quarter, an increase of $26.3 million during the quarter.

-	2013 full year sales and EBITDA guidance confirmed (see Financial Expectations section).

"The first half of 2013 compared unfavorably to the same period last year given the exceptional results in the first half of last year.  We expect a considerably stronger second half of 2013, and remain on track to achieve our full year guidance for both sales and EBITDA," commented Steven M. Klosk, President and Chief Executive Officer of Cambrex.  "We are very pleased with the performance of our new large scale GMP manufacturing facility in Charles City, Iowa and the progress we are making on producing commercial launch quantities of our customer's exciting new therapeutic.  We recently signed an agreement for a new late stage clinical project and received verbal approval for a second from another customer, indicating continued strong custom development demand."

Second Quarter 2013 Operating Results – Continuing Operations

Sales of $61.6 million were 20.1% lower compared to the same period last year, including the favorable impact of foreign exchange of 1.4%.  This decrease was primarily due to lower sales of controlled substances and generic APIs.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Gross margins decreased to 31.2% from 36.9% compared to the same period last year.  This decrease was primarily due to unfavorable product mix.  Foreign exchange negatively impacted gross margins 0.5% in the second quarter of 2013.

Selling, general and administrative expenses were $10.6 million compared to $12.0 million in the same period last year.  The decrease was mainly due to lower personnel expenses.

Research and development expenses were $2.8 million compared to $2.6 million in the same period last year.

Operating profit decreased to $5.9 million from $13.9 million in the same period last year. The decrease in operating profit was primarily the result of lower gross profit partially offset by lower SG&A expenses.  EBITDA was $11.4 million compared to $19.2 million in the same period last year.

            Net interest expense was $0.5 million compared to $0.7 million in the same period last year.  This decrease was primarily a result of higher capitalized interest as a result of multiple large capital projects as well as lower average debt.

Equity in losses of partially-owned affiliates was $0.7 million compared to $0.4 million in the same period last year. The Company's portion of Zenara's loss for the second quarters of 2013 and 2012 was $0.5 million and $0.4 million, respectively.  These amounts include amortization expense of $0.2 million for the second quarters of 2013 and 2012.

The provision for income taxes in the second quarter of 2013 totaled $1.5 million and resulted in an effective tax rate of 32.8%.

Income from continuing operations for the second quarter of 2013 was $3.1 million or $0.10 per share compared to $9.9 million or $0.33 per share in the same period last year.

Capital expenditures and depreciation for the second quarter of 2013 were $13.1 million and $5.5 million, respectively, compared to $4.3 million and $5.3 million in the same period last year, respectively.  The increase in capital expenditures in the quarter was primarily driven by expansion of the Company's large-scale manufacturing capacity to support expected growth in demand for products requiring these assets.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Financial Expectations – Continuing Operations

The Company continues to expect that full year 2013 sales, excluding the impact of foreign currency, will increase between 8% and 12% over 2012, and that full year 2013 adjusted EBITDA will be between $62 and $68 million, an increase of 8% to 18% over 2012.  While the Company does not expect to pay cash taxes in the U.S. for the next few years, the Company is recording tax expense on U.S. income for the first time in several years beginning in 2013.  The Company estimates that its 2013 consolidated effective tax rate will be between 32% and 36%, which reduces the previous estimate of 38% at the high end of the range.  The tax rate will be sensitive to the geographic mix of income and quarterly effective tax rates may be volatile.

Capital expenditures are expected to be approximately $36 to $40 million and depreciation is expected to be $22 to $24 million in 2013.

These financial expectations are for continuing operations and exclude the impact of any potential M&A, restructuring activities and outcomes of tax disputes, and do not reflect the Company's stake in Zenara, which is accounted for using the equity method.

The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the Company's second quarter 2013 Form 10-Q is filed with the SEC.

Conference Call and Webcast

A conference call to discuss the Company's second quarter 2013 results will begin at 8:30 a.m. Eastern Time on Thursday, August 1, 2013 and last approximately 45 minutes.  Those wishing to participate should call 1-888-523-1225 for domestic and +719-325-2362 for international.  Please use the pass code 9218097 and call approximately 10 minutes prior to start time.  A webcast will be available on the Investors section on the Cambrex website located at www.cambrex.com.  A telephone replay of the conference call will be available through Thursday, August 8, 2013 by calling 1-888-203-1112 for domestic and +1-719-457-0820 for international.  Please use the pass code 9218097 to access the replay.

About Cambrex

Cambrex Corporation is an innovative life sciences company that provides products, services and technologies to accelerate the development and commercialization of small molecule therapeutics.  The Company offers Active Pharmaceutical Ingredients ("APIs"), advanced intermediates and enhanced drug delivery products for branded and generic pharmaceuticals. Development and manufacturing capabilities include enzymatic biotransformations, high potency APIs, high energy chemical synthesis, controlled substances and formulation of finished dosage form products.  For more information, please visit www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Forward Looking Statements

This document contains "forward-looking statements," including statements regarding expected performance, especially those set forth under the heading "Financial Expectations – Continuing Operations," including the Company's expectation that the second half of 2013 will be considerably better than the first half of the year, including that full year 2013 sales, excluding the impact of foreign currency, will increase between 8% and 12% versus 2012, that full year 2013 adjusted EBITDA will be between $62 and $68 million, that capital expenditures will be approximately $36 to $40 million and that depreciation will be $22 to $24 million in 2013.  These and other forward looking statements may be identified by the fact that they use words such as "expects," "anticipates," "intends," "estimates," "believes" or similar expressions.  Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations.  The factors described in Item 1A of Part I of the Company's Annual Report on Form 10-K for the period ended December 31, 2012, captioned "Risk Factors," or otherwise described in the Company's filings with the SEC, as well as any cautionary language in the Company's Annual Report on Form 10-K for the period ended December 31, 2012, provide examples of such risks and uncertainties that may cause the Company's actual results to differ materially from the expectations the Company describes in its forward-looking statements, including, but not limited to, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, including the outcome of outstanding litigation disclosed in the Company's public filings, changes in foreign exchange rates, uncollectible receivables, loss on disposition of assets, cancellations or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the Company's ability to receive regulatory approvals for its products, continued demand in the U.S. for late stage clinical products and the Company's ability to move forward on the new verbally-approved late stage project on the anticipated schedule and terms, as well as risks relating to a Phase 3 supply agreement signed during 2012 including that the Company will expend significant resources to expand its manufacturing facilities without any assurance that the new agreement will generate any revenue beyond revenue that would be earned under termination provisions within the agreement, that the customer's product candidate will be successful in Phase 3 trials or obtain the necessary regulatory approvals to commercialize the product candidate, that the customer's Phase 3 program will not be terminated early, that anticipated quantities will not be meaningfully reduced, that the planned Phase 3 and pre-launch activities will proceed on the timeline anticipated, if at all, and that the progress we are making on producing commercial launch quantities of our customer's new therapeutic will continue on the anticipated timeline, which will require, among other variables, that our new large scale GMP manufacturing facility in Charles City, Iowa continues to ramp up and produce as anticipated.

For further details and a discussion of these and other risks and uncertainties, investors are encouraged to review the Cambrex Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the Forward-Looking Statement sections therein, and other filings with the SEC.  The Company cautions investors and potential investors not to place significant reliance on the forward-looking statements contained in this press release and to give careful consideration to the risks and uncertainties listed above and contained in our SEC filings. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Use of Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure, which the Company defines as operating profit plus depreciation and amortization expense.  Other companies may have a different definition of EBITDA and, therefore, EBITDA may not be comparable with non-GAAP financial measures provided by other companies.  EBITDA should not be considered an alternative to measurements required by U.S. GAAP, such as net income or operating profit, and should not be considered a measure of Cambrex's liquidity.  Cambrex uses EBITDA as one of several metrics to assess and analyze its operational results and trends.  Cambrex also believes it is useful to investors because it is a common operating performance metric as well as a metric routinely used to assess potential enterprise value.  Cambrex has provided a reconciliation from U.S. GAAP amounts to non-GAAP amounts at the end of this press release.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statements of Profit and Loss
For the Quarters Ended June 30, 2013 and 2012
(in thousands, except per-share data)

	2013		2012
	Amount	% of Sales	Amount	% of Sales

Gross Sales	$61,628		$77,142
Commissions, Allowances and Rebates	65		781
Net Sales	61,563		76,361

Other	1,240		772

Net Revenues	62,803		77,133

Cost of Goods Sold	43,552	70.7%	48,688	63.1%

Gross Profit	19,251	31.2%	28,445	36.9%

Operating Expenses
Selling, General and Administrative Expenses	10,622	17.2%	11,959	15.5%
Research and Development Expenses	2,765	4.5%	2,592	3.4%
Total Operating Expenses	13,387	21.7%	14,551	18.9%

Operating Profit	5,864	9.5%	13,894	18.0%

Other Expenses:
Interest Expense, net	488		678
Other Expenses, net	38		16
Equity in Losses of Partially-Owned Affiliates	668		383

Income Before Income Taxes	4,670	7.6%	12,817	16.6%

Provision for Income Taxes	1,534		2,889

Income from Continuing Operations	$3,136	5.1%	$9,928	12.9%

Loss from Discontinued Operations, Net of Tax	(862)		-

Net Income	$2,274	3.7%	$9,928	12.9%

Basic Earnings/(Loss) per Share of Common Stock:
Income from Continuing Operations	$0.10		$0.34
Loss from Discontinued Operations, Net of Tax	$(0.03)		$-
Net Income	$0.07		$0.34

Diluted Earnings/(Loss) per Share of Common Stock:
Income from Continuing Operations	$0.10		$0.33
Loss from Discontinued Operations, Net of Tax	$(0.03)		$-
Net Income	$0.07		$0.33

Weighted Average Shares Outstanding
Basic	30,089		29,623
Diluted	30,956		29,912

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statements of Profit and Loss
For the Six Months Ended June 30, 2013 and 2012
(in thousands, except per-share data)

	2013		2012
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$136,209		$147,701
Commissions, Allowances and Rebates	228		1,316
Net Sales	135,981		146,385

Other	1,707		976

Net Revenues	137,688		147,361

Cost of Goods Sold	93,688	68.8%	96,488	65.3%

Gross Profit	44,000	32.3%	50,873	34.4%

Operating Expenses
Selling, General and Administrative Expenses	21,726	16.0%	21,919	14.8%
Research and Development Expenses	4,959	3.6%	4,950	3.4%
Total Operating Expenses	26,685	19.6%	26,869	18.2%

Gain on Sale of Asset	4,680	3.4%	-	-

Operating Profit	21,995	16.1%	24,004	16.3%

Other Expenses:
Interest Expense, net	983		1,329
Other Expenses, net	6		24
Equity in Losses of Partially-Owned Affiliates	1,149		591

Income Before Income Taxes	19,857	14.6%	22,060	14.9%

Provision for Income Taxes	5,296		5,094

Income from Continuing Operations	$14,561	10.7%	$16,966	11.5%

Loss from Discontinued Operations, Net of Tax	(1,119)		-

Net Income	$13,442	9.9%	$16,966	11.5%

Basic Earnings/(Loss) per Share of Common Stock:
Income from Continuing Operations	$0.48		$0.57
Loss from Discontinued Operations, Net of Tax	$(0.03)		$-
Net Income	$0.45		$0.57

Diluted Earnings/(Loss) per Share of Common Stock:
Income from Continuing Operations	$0.47		$0.57
Loss from Discontinued Operations, Net of Tax	$(0.03)		$-
Net Income	$0.44		$0.57

Weighted Average Shares Outstanding
Basic	30,029		29,612
Diluted	30,870		29,892

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Consolidated Balance Sheets
As of June 30, 2013 and December 31, 2012
(in thousands)

	June 30,	December 31,
Assets	2013	2012

Cash and Cash Equivalents	$19,547	$23,551
Trade Receivables, net	42,560	43,094
Inventories, net	96,765	71,221
Prepaid Expenses and Other Current Assets	12,085	6,104
Total Current Assets	170,957	143,970

Property, Plant and Equipment, net	161,927	151,815
Goodwill	37,051	37,312
Intangible Assets, net	3,930	4,091
Investments in and Advances to Partially-Owned Affiliates	14,594	15,094
Deferred Income Taxes	38,215	39,262
Other Non-Current Assets	8,869	2,924

Total Assets	$435,543	$394,468

Liabilities and Stockholders' Equity

Accounts Payable	$33,305	$27,612
Deferred Revenue	11,366	11,570
Accrued Expenses and Other Current Liabilities	38,608	43,844
Total Current Liabilities	83,279	83,026

Long-Term Debt	87,000	64,000
Deferred Income Taxes	19,615	18,577
Accrued Pension Benefits	53,561	55,373
Other Non-Current Liabilities	15,205	10,195

Total Liabilities	$258,660	$231,171

Stockholders' Equity	$176,883	$163,297

Total Liabilities and Stockholders' Equity	$435,543	$394,468

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Reconciliation of GAAP to non-GAAP Results
For the Quarters and Six Months Ended June 30, 2013 and 2012
(in thousands)

	Second Quarter 2013	Second Quarter 2012

Operating Profit	$5,864	$13,894

Depreciation and Amortization	5,553	5,324

EBITDA	$11,417	$19,218

	Six Months 2013	Six Months 2012

Operating Profit	$21,995	$24,004

Gain on Sale of Asset	(4,680)	-

Adjusted Operating Profit	17,315	24,004

Depreciation and Amortization	10,886	10,810

Adjusted EBITDA	$28,201	$34,814

# # #

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com